Exhibit 5.1

March 10, 2015

DELIVERY

Ritchie Bros Auctioneers Incorporated.

9500 Glenyon Parkway

Burnaby, British Columbia

V5J OC6

Dear Sirs:

Ritchie Bros. Auctioneers Incorporated. – Registration Statement on Form S-8

We are Canadian counsel to Ritchie Bros. Auctioneers Incorporated (the “Corporation”) in connection with the Registration Statement hereinafter referred to. We are writing in reference to the preparation and filing with the United States Securities and Exchange Commission of a Registration Statement (the “Registration Statement”) on Form S-8 under the United States Securities Act of 1933 (the “Act”). We understand that the purpose of the Registration Statement is to register the offer and sale of up to 1,000,000 common shares of the Corporation (the “Plan Shares”) pursuant to the following:

(a)

payment or satisfaction of vested performance share units (“Senior Executive PSUs”) granted or awarded under the Corporation’s Senior Executive Performance Share Unit Plan (the “Senior Executive PSU Plan”); and

(b)	payment or satisfaction of vested performance share units (“Employee PSUs”) granted or awarded under the Corporation’s Employee Performance Share Unit Plan (the “Employee PSU Plan”);

each plan having been approved by the board of directors of the Corporation (the “Board”) on March 9, 2015 and each plan including provisions that provide that no common shares of the Corporation shall be issued under the plan unless the plan has been approved by the shareholders of the Corporation ( which approval has not yet been sought or obtained).

For the purposes of this opinion we have examined:

(a)

a certified copy of the applicable resolutions of the Board reserving and allotting common shares for issue in accordance with the provisions of the Senior Executive PSU Plan and the Employee PSU Plan, and we assume that such resolutions remain in full force and effect; and

(b)	a copy of the Senior Executive PSU Plan and Employee PSU Plan.

We have also examined and relied upon the corporate records of the Corporation maintained by us and have considered such matters of law as we believe necessary and relevant to enable us to give, and as the basis for, this opinion. We have, without making any independent investigation, assumed the completeness of such corporate records, the conformity to originals of telecopied, certified and photographically reproduced documents that we have examined and the proper authority of all signatories, other than those on behalf of the Corporation, and the authenticity of all signatures on documents that have been examined by us.

Our opinion below is expressed only with respect to the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The opinions hereinafter expressed are based on such laws in effect on the date hereof.

As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of the representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Corporation and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein. We also have assumed that any future changes to the terms and conditions of the Senior Executive PSU Plan or the Employee PSU Plan will be duly authorized by the Corporation and will comply with all applicable laws.

Based upon and subject to the foregoing, we are of the opinion that the Plan Shares will, upon the grant or award of one or more Senior Executive PSUs under the Senior Executive PSU Plan or Employee PSUs under the Employee PSU Plan, the allotment for issuance of Plan Shares pursuant to the Senior Executive PSU Plan, or Employee PSU Plan, as applicable, in respect of such Senior Executive PSUs or Employee PSUs, respectively, and the issuance of such Plan Shares in accordance with the terms of the Senior Executive PSU Plan or Employee PSU Plan, as applicable, be duly and properly authorized and be validly issued as fully paid and non-assessable common shares of the Corporation.

Consent is hereby given to the use of our name in the Registration Statement, and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Yours very truly,

/s/ MILLER TITERLE + COMPANY LLP